- NEWS RELEASE -
Date:	July 28, 2010
Contact:	Michael G. Carlton
President and CEO
Bruce W. Elder
Vice President
(919) 466-1005
Crescent Financial Corporation
Announces Results for Q2 2010

CARY, N.C. – Crescent Financial Corporation (NasdaqGM: CRFN), (the “Company”) parent company of Crescent State Bank headquartered in Cary, North Carolina, announced an unaudited net loss for the three months ended June 30, 2010, before adjusting for the effective dividend on preferred stock, of ($4,010,000) compared to net income of $574,000 for the prior year period.  After adjusting for $421,000 and $422,000 in dividends and accretion on preferred stock for the two respective periods, net loss attributable to common shareholders for the current period was ($4,431,000) or ($0.46) per diluted share compared with net income attributable to common shareholders of $152,000 or $0.02 per diluted share for the quarter ended June 30, 2009.  Despite improvements in net interest income, expansion of net interest margin and higher non-interest revenue, earnings in the current period were impacted by higher loan loss provisions and expenses related to the loan collection and foreclosure process.

Net Interest Income

Net interest income for the three-month period ended June 30, 2010 increased by $269,000 or 4% to $7.5 million compared with $7.3 million for the period ended June 30, 2009.  The yield on average earning assets increased by 8 basis points from 5.74% to 5.82%.  In the stable interest rate environment we have experienced since the beginning of 2009, the cost of interest bearing deposits has declined from 3.17% in the prior year period to 2.57% for the quarter ended June 30, 2010. The cost of borrowings has increased from 2.91% to 3.49% as we have taken advantage of the low interest rate environment to extend our borrowings and lock-in favorable long-term pricing to improve our interest rate risk profile.  The tax equivalent net interest margin improved to 3.33% for the quarter ended June 30, 2010 compared to 3.00% for the prior year quarter.

On a linked quarter basis, net interest income increased by $77,000 or 1%.  The increase is attributable to a slight improvement in the yield on earning assets coupled with a continued reduction in the cost of interest-bearing liabilities.  The yield on earning assets increased by 4 basis points from 5.78%, the cost of interest-bearing liabilities declined by 2 basis points from 2.80% and net interest margin improved 6 basis points from 3.27%.

Provision for Loan Losses and Asset Quality

The provision for loan losses was $8.4 million for the quarter ended June 30, 2010, increasing by $7.3 million when compared to the $1.1 million recorded for the comparative period from the prior year.  The size of the provision was due to the increased level of charge-offs for the quarter.  Annualized net charge-offs for the current quarter were 3.73% compared to 1.38% for the first quarter of 2010 and 0.94% for the second quarter of 2009.  The allowance for loan losses as a percentage of total gross outstanding loans was 2.59% at June 30, 2010, 2.26% at March 31, 2010 and 2.31% at December 31, 2009.

Nonperforming loans as a percentage of total loans outstanding was 1.68% at June 30, 2010 compared to 3.95% at March 31, 2010 and 2.39% at December 31, 2009.  Total nonperforming assets, which include nonaccrual loans, loans past due 90 days or more and still accruing, other real estate owned and repossessed loan collateral, as a percentage of total assets at June 30, 2010 was 2.84% compared with 3.71% at March 31, 2010 and 2.40% at December 31, 2009.  The loan loss reserve coverage ratio, which shows the reserve as a percentage of nonperforming loans, was 154% at June 30, 2010, 57% at March 31, 2010 and 95% at December 31, 2009.

The charge-offs recorded by the Company during the second quarter have significantly reduced the level of total nonperforming loans and assets.  The level of provisioning during the second quarter has increased both the size of the loan loss reserve as a percentage of total loans and the coverage ratio to nonperforming loans.  While certain asset quality ratios at the end of June are encouraging, management cautions that the results should not be interpreted as a signal that the end of the current credit cycle is eminent.  The Company will continue to devote resources to managing problem credits and adequately provide for possible future loan losses.

Non-Interest Income

Non interest income increased by $338,000 to $1.1 million compared to $752,000 for the period ended June 30, 2009.  During the three-month period ended June 30, 2009, the Company recognized a $219,000 impairment on a nonmarketable equity investment.  Other components of the increase in noninterest income over the two comparative periods includes an increase of $78,000 in customer service fees and service charges on deposit accounts and an increase of $45,000 in mortgage loan related revenue.  Customer service fees increased from $326,000 to $401,000 and service charges on deposit accounts increased from $70,000 to $73,000.  The Company has implemented a correspondent bank platform for its mortgage division and we have begun originating loans in our name and selling them in the secondary market.  Mortgage loan related revenue now includes both brokered origination fees as well as gains on sales of loans.

On a linked quarter basis, non-interest income increased by $45,000.  Customer service fees and service charges on deposit accounts increased by $42,000 and mortgage loan related revenue increased by $23,000.  Revenue from brokerage referrals declined by $23,000.

Non-Interest Expenses

Non-interest expenses increased by $860,000 or 14% to $7.2 million compared to $6.3 million for the prior year period.  The Company experienced a $1.1 million increase in loan collection expenses compared to the three-month period ended June 30, 2009.  Total loan collection expenses for the current quarter totaled $1.3 million compared to $227,000.  The expenses were primarily the net result of $901,000 in valuation write-downs on existing other real estate owned, $441,000 in expenses related to the acquisition or ongoing servicing of foreclosed and repossessed loan collateral and $64,000 in net gains on the disposition of other real estate owned.  The Company had increases in data processing, occupancy and personnel of $91,000, $90,000 and $32,000, respectively, related to the opening of two full-service offices in Raleigh, North Carolina in 2009 and an increase in account volumes.  The increases were more than offset by a $498,000 decrease in FDIC insurance premiums.  The decrease in FDIC insurance premiums is attributed to recording the $493,000 special FDIC assessment during the second quarter of 2009.

On a linked quarter basis, non-interest expenses increased by $1.0 million from $6.2 million for the three-month period ended March 31, 2010.  The increase was primarily driven by loan collection expenses which increased by $1.0 million from $354,000 for the prior period.  Occupancy expense increased by $37,000 and data processing increased by $7,000 while personnel and FDIC insurance premiums decreased by $80,000 and $34,000, respectively.

Six-Month Period

For the six months ended June 30, 2010, the Company reported a net loss, before adjusting for the effective dividend on preferred stock, of ($3,467,000) compared to net income of $1,185,000 for the six months ended June 30, 2009.  After adjusting for $841,000 and $590,000 in dividends and accretion on preferred stock for the two respective comparative periods, net loss attributable to common shareholders for the current period was ($4,308,000) or ($0.45) compared to net income of $595,000 or $0.06 for the prior year six-month period.  Net interest income increased by 3% or $499,000 to $15.0 million from $14.5 million.  The decrease in interest expense on interest-bearing liabilities due to  lesser volume and a reduced cost of funds more than offset the reduction in interest income from the smaller average earning asset base.  The tax equivalent net interest margin for the current six-month period expanded by 27 basis points from  3.03% to 3.30%.  The provision for loan losses was $10.2 million for the six-month period ended June 30, 2010 compared to $2.8 million for the prior year period.  The larger provision reflects current economic conditions, credit quality and an increase in net charge-offs.  Non-interest income increased by $596,000.  For the six-month period ended June 30, 2009, the Company recognized a $406,000 impairment on a nonmarketable equity investment.   Other large components of the increase include a $122,000 increase in customer service fees and service charges on deposit accounts, a $37,000 increase in small, non-yield related loan modification and underwriting fees and a $25,000 increase in brokerage referral fees.  Non-interest expenses increased by $1.4 million, or 12%, with over $1.3 million of the increase in the loan collection expense category.  The Company converted its data processing platform during the first quarter of 2009 and incurred approximately $235,000 of one-time, non-recurring expenses.

Balance Sheet

Crescent Financial Corporation has unaudited total assets at June 30, 2010 of $985.7 million.  Total assets have declined since December 31, 2009 by approximately 5% or $47.1 million.  Total gross loans have decreased by $49.9 million from $759.3 million at December 31, 2009 to $709.4 million at June 30, 2010.  Approximately $24.5 million of the decline is attributed to transferring assets from the loan account to other real estate owned or repossessions and charge-offs related to those accounts.  The remaining $25.4 million is comprised of payments and payoffs of approximately $47.1 million net of $21.7 million in new loans.  Loan demand continues to be soft in our markets.

Total deposits have declined by $409,000 between December 31, 2009 and June 30, 2010, but the mix of deposits has changed significantly.  Time deposits have declined by $33.7 million during the first half of 2010, which includes a $22.5 million reduction in brokered deposits.  Time deposits comprise 56% of total deposits at June 30, 2010 compared to 61% at December 31, 2009.  Total non-time deposits grew by $33.3 million during the first half of 2010 with interest-bearing checking, savings and non-interest checking increasing by $31.4 million, $7.6 million and $483,000, respectively.  The Company continues to experience great success in generating core deposits through Crescent Rewards, a high-yield checking product introduced in December 2008.  Money market account balances have declined by $6.1 million, approximately half of which relates to one commercial relationship whose business activity is very seasonal in nature.

Total borrowings have declined by $45.0 million since December 31, 2009 the majority of which represented overnight borrowings.  Although overnight borrowings were available at a very low cost, liquidity being generated through declines in both the loan and investment portfolios has been used to pay down overnight borrowing resulting in a reduction in interest rate risk should short term rates begin to increase.  Total stockholders’ equity was $87.1 million at June 30, 2010 compared to $89.5 million at year end.  The net decrease was primarily related to the net loss for the year and an increase in other comprehensive income.  Total risk-based capital ratios at both the Company and Crescent State Bank remain very strong and are 13.65% and 13.52%, respectively, at June 30, 2010.

Mike Carlton, President and CEO, stated, “The second quarter was one of continued recognition of the impact of the current economic climate.  The Company recorded significant charge-offs and replenished our reserve for loan losses to a level that management deems appropriate at June 30, 2010.  In doing so, the earnings for the Company suffered, but several of our asset quality ratios compared favorably to those presented as of  March 31, 2010.  We would caution that while the ratios are improved, they are as of one point in time and the economic climate in which we operate still holds uncertainties.  Management continues to expend substantial resources on reviewing and managing both the loan and problem asset portfolios.  Despite the loss recorded for the quarter, Crescent’s capital ratios continue to be strong and will permit us to work through this credit cycle.”

Crescent State Bank is a state chartered bank operating fifteen banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh (3), Wilmington (2) and Knightdale, North Carolina.  Crescent Financial Corporation stock can be found on the NASDAQ Global Market trading under the symbol CRFN.  Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

Crescent Financial Corporation
Financial Summary

(Amounts in thousands except share and per share data and prior quarters' information may have been reclassified)
INCOME STATEMENTS (unaudited)

	For the Three Month Period Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

INTEREST INCOME
Loans	$11,496	$11,484	$11,900	$11,986	$12,026
Investment securities available for sale	1,857	1,936	2,064	2,081	2,053
Fed funds sold and other interest-earning deposits	8	5	12	1	5
Total Interest Income	13,361	13,425	13,976	14,068	14,084

INTEREST EXPENSE
Deposits	4,232	4,346	4,674	4,885	5,069
Short-term borrowings	124	206	228	507	506
Long-term debt	1,467	1,412	1,399	1,265	1,241
Total Interest Expense	5,823	5,964	6,301	6,657	6,816

Net Interest Income	7,538	7,461	7,675	7,411	7,268
Provision for loan losses	8,389	1,801	6,740	1,958	1,132
Net interest income (loss) after
provision for loan losses	(851)	5,660	935	5,453	6,136

Non-interest income
Mortgage loan origination income	111	193	187	223	215
Service charges and fees on deposit accounts	474	432	455	424	396
Earnings on life insurance	219	217	226	225	228
Gain/loss on sale of available for sale securities	-	-	760	110	-
Loss on impairment of nonmarketable investment	-	-	(197)	-	(219)
Gain on sale of loans	149	44	75	-	-
Other	137	159	153	146	132
Total non-interest income	1,090	1,045	1,659	1,128	752

Non-interest expense
Salaries and employee benefits	3,050	3,130	2,816	3,030	3,017
Occupancy and equipment	994	957	936	952	904
Data processing	393	386	308	358	302
FDIC deposit insurance premium	275	309	587	310	773
Impairment of goodwill	-	-	30,233	-	-
Other	2,443	1,404	1,262	1,237	1,299
Total non-interest expense	7,155	6,186	36,142	5,887	6,295

Income (loss) before income taxes	(6,916)	519	(33,548)	694	593
Income taxes	(2,906)	(23)	(1,501)	58	19

Net income (loss)	(4,010)	542	(32,047)	636	574
Effective dividend on preferred stock	421	419	604	422	422
Net income (loss) attributable common shareholders'	$(4,431)	$123	$(32,651)	$214	$152

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.46)	$0.01	$(3.41)	$0.02	$0.02
Diluted	$(0.46)	$0.01	$(3.41)	$0.02	$0.02

COMMON SHARE DATA

Book value per common share	$6.62	$7.00	$6.92	$10.46	$10.24
Tangible book value per common share	$6.54	$6.92	$6.83	$7.23	$7.00
Ending shares outstanding	9,664,059	9,626,559	9,626,559	9,626,559	9,626,559
Weighted average common shares outstanding - basic	9,581,390	9,574,264	9,569,290	9,569,290	9,569,290
Weighted average common shares outstanding - diluted	9,581,390	9,587,748	9,569,290	9,606,186	9,599,466

PERFORMANCE RATIOS (annualized)
Return on average assets	-1.60%	0.21%	-12.00%	0.24%	0.21%
Return on average equity	-17.75%	2.36%	-103.58%	2.06%	1.89%
Yield on earning assets	5.82%	5.78%	5.76%	5.80%	5.74%
Cost of interest-bearing liabilities	2.78%	2.80%	2.87%	3.03%	3.10%
Tax equivalent net interest margin	3.33%	3.27%	3.21%	3.08%	3.00%
Efficiency ratio	82.92%	72.72%	387.22%	68.94%	78.49%
Net loan charge-offs	3.73%	1.38%	1.53%	0.68%	0.94%

(Amounts in thousands except share and per share data and prior years' information may have been reclassified)
INCOME STATEMENTS (unaudited)

	For the Six Month Period Ended
	June 30,	June 30,
	2010	2009

INTEREST INCOME
Loans	$22,980	$24,103
Investment securities available for sale	3,793	4,052
Fed funds sold and other interest-earning deposits	13	7
Total Interest Income	26,786	28,162

INTEREST EXPENSE
Deposits	8,578	10,312
Short-term borrowings	330	969
Long-term debt	2,879	2,381
Total Interest Expense	11,787	13,662

Net Interest Income	14,999	14,500
Provision for loan losses	10,190	2,829
Net interest income after
provision for loan losses	4,809	11,671

Non-interest income
Mortgage loan origination income	304	512
Service charges and fees on deposit accounts	906	784
Earnings on life insurance	437	435
Loss on impairment of nonmarketable investment	-	(407)
Gain on sale of loans	193	-
Other	296	217
Total non-interest income	2,136	1,541

Non-interest expense
Salaries and employee benefits	6,180	5,988
Occupancy and equipment	1,951	1,655
Data processing	779	752
FDIC deposit insurance premium	584	1,022
Other	3,847	2,496
Total non-interest expense	13,341	11,913

Income (loss) before income taxes	(6,396)	1,299
Income taxes	(2,929)	114

Net income (loss)	(3,467)	1,185
Effective dividend on preferred stock	841	590
Net income (loss) attributable to common shareholders'	$(4,308)	$595

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.45)	$0.06
Diluted	$(0.45)	$0.06

Weighted average common shares outstanding - basic	9,577,847	9,569,290
Weighted average common shares outstanding - diluted	9,577,847	9,583,903

PERFORMANCE RATIOS (annualized)
Return on average assets	-0.70%	0.22%
Return on average equity	-7.75%	1.98%
Yield on earning assets	5.80%	5.80%
Cost of interest-bearing liabilities	2.79%	3.14%
Tax equivalent net interest margin	3.30%	3.03%
Efficiency ratio	77.86%	74.27%
Net loan charge-offs	2.55%	0.58%

(Amounts in thousands)
CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009 (a)	2009	2009
ASSETS
Cash and due from banks	$10,895	$9,964	$9,285	$7,841	$10,394
Interest earning deposits with banks	2,160	884	4,617	4,436	3,207
Federal funds sold	15,930	15,785	17,825	5,545	15,285
Investment securities available for sale at fair value	186,128	188,609	193,123	198,309	193,764
Loans held for sale	1,317	138	-	-	-
Loans	709,443	744,484	759,348	771,997	775,301
Allowance for loan losses	(18,348)	(16,807)	(17,567)	(13,782)	(13,144)
Net Loans	691,095	727,677	741,781	758,215	762,157
Accrued interest receivable	4,150	4,121	4,260	4,255	4,347
Federal Home Loan Bank stock	11,777	11,777	11,777	11,777	11,777
Bank premises and equipment	11,972	12,002	11,861	11,946	12,007
Investment in life insurance	18,068	17,863	17,658	17,444	17,229
Goodwill	-	-	-	30,233	30,233
Other intangibles	760	793	826	860	893
Other assets	31,473	21,522	19,792	12,842	12,064

Total Assets	$985,725	$1,011,135	$1,032,805	$1,063,703	$1,073,357

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
Demand	$61,525	$55,421	$61,042	$66,947	$67,371
Savings	65,653	61,894	58,086	59,973	58,150
Money market and NOW	191,240	182,702	165,994	148,560	136,644
Time	403,807	413,740	437,513	438,702	444,537
Total Deposits	722,225	713,757	722,635	714,182	706,702

Short-term borrowings	22,000	57,000	74,000	88,000	128,000
Long-term debt	149,748	145,748	142,748	133,748	113,748
Accrued expenses and other liabilities	4,657	4,158	3,902	4,258	3,680

Total Liabilities	898,630	920,663	943,285	940,188	952,130
STOCKHOLDERS’ EQUITY
Preferred stock	23,154	23,043	22,935	22,798	22,687
Common stock	9,664	9,627	9,627	9,627	9,627
Warrant	2,367	2,367	2,367	2,367	2,367
Additional paid-in capital	74,560	74,562	74,530	74,484	74,439
Retained earnings (deficit)	(25,662)	(21,231)	(21,354)	11,298	11,083
Accumulated other comprehensive income	3,012	2,104	1,415	2,941	1,024

Total Stockholders' Equity	87,095	90,472	89,520	123,515	121,227

Total Liabilities and Stockholders' Equity	$985,725	$1,011,135	$1,032,805	$1,063,703	$1,073,357
( a ) Derived from audited consolidated financial statements.

CAPITAL RATIOS

Tangible equity to tangible assets	8.77%	8.88%	8.59%	8.95%	8.65%
Tangible common equity to tangible assets	6.41%	6.60%	6.37%	6.74%	6.47%
Tier 1 leverage ratio (current quarter estimate)	9.25%	9.49%	9.03%	9.48%	9.34%
Tier 1 risk-based capital ratio (current quarter estimate)	11.44%	11.63%	11.37%	11.49%	11.43%
Total risk-based capital ratio (current quarter estimate)	13.65%	13.80%	13.53%	13.63%	13.56%

ASSET QUALITY RATIOS (in thousands)

Non accrual loans	$11,934	$29,410	$18,134	$16,540	$13,335
Accruing loans > 90 days past due	-	-	381	-	-
Total nonperforming loans	11,934	29,410	18,515	16,540	13,335
Other real estate owned & repossessions	16,072	8,128	6,306	5,298	4,401
Total nonperforming assets	$28,006	$37,538	$24,821	$21,838	$17,736
Allowance for loan losses to loans	2.59%	2.26%	2.31%	1.79%	1.70%
Nonperforming loans to total loans	1.68%	3.95%	2.44%	2.14%	1.72%
Nonperforming assets to total assets	2.84%	3.71%	2.40%	2.05%	1.65%
Restructured not included in categories above	11,451	12,368	13,691	9,525	4,482

	Nonperforming Loan Analysis
	June 30, 2010		December 31, 2009
	Outstanding	Percentage	Outstanding	Percentage
	Loan	of Total	Loan	of Total
	Balance	Loans	Balance	Loans
Construction and A&D	$3,618	0.51%	$7,073	0.93%
Commercial real estate	3,028	0.43%	4,655	0.61%
Residential mortgage	4,349	0.61%	2,758	0.36%
Home equity lines and loans	283	0.04%	1,314	0.17%
Commercial and industrial	648	0.09%	2,706	0.36%
Consumer	8	0.00%	9	0.00%
Totals	$11,934	1.68%	$18,515	2.44%

	Nonperforming Loans by Region
	As of June 30, 2010
				Nonperforming
		% of Total		Loans to
	Loans	Loans	Nonperforming	Loans
	Outstanding	Outstanding	Loans	Outstanding

Triangle Region	$418,204	58.95%	$5,447	1.30%
Sandhills Region	110,072	15.52%	907	0.82%
Wilmington Region	181,167	25.54%	5,580	3.08%

Totals	$709,443	100.00%	$11,934	1.68%

AVERAGE BALANCES, INTEREST AND YIELDS/COSTS (in thousands)

	For the Three Months Ended
	June 30, 2010			March 31, 2010			June 30, 2009
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earnings assets
Loan portfolio	$736,015	$11,496	6.26%	$752,131	$11,484	6.19%	$782,886	$12,026	6.16%
Investment securities	194,227	1,857	4.41%	199,542	1,936	4.44%	208,028	2,053	4.35%
Fed funds and other interest-earning	10,826	8	0.30%	9,270	5	0.22%	7,978	5	0.25%
Total interest-earning assets	941,068	13,361	5.82%	960,943	13,425	5.78%	998,892	14,084	5.74%
Noninterest-earning assets	51,135			51,131			71,627
Total Assets	$992,203			$1,012,074			$1,070,519

Interest-bearing liabilities
Interest-bearing NOW	$117,204	801	2.74%	$96,841	625	2.62%	$53,873	183	1.36%
Money market and savings	133,295	395	1.19%	130,300	405	1.26%	132,295	476	1.44%
Time deposits	409,981	3,036	2.97%	422,701	3,316	3.18%	455,243	4,410	3.89%
Short-term borrowings	29,342	124	1.70%	65,300	206	1.28%	118,239	506	1.72%
Long-term debt	151,177	1,467	3.88%	147,259	1,412	3.84%	122,429	1,241	4.01%
Total interest-bearing liabilities	840,999	5,823	2.78%	862,401	5,964	2.80%	882,079	6,816	3.10%
Non-interest bearing deposits	57,589			55,206			63,380
Other liabilities	4,001			3,687			2,913
Total Liabilities	902,589			921,294			948,372
Stockholders' Equity	89,614			90,780			122,147
Total Liabilities & Stockholders' Equity	$992,203			$1,012,074			$1,070,519

Net interest income		$7,538			$7,461			$7,268
Interest rate spread			3.04%			2.98%			2.64%
Net interest-margin			3.33%			3.27%			3.00%

Percentage of average interest-earning assets
to average interest-bearing liabilities			111.90%			111.43%			113.24%

	For the Six Months Ended
	June 30, 2010			June 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earnings assets
Loan portfolio	$744,047	$22,980	6.23%	$785,832	$24,103	6.19%
Investment securities	196,870	3,793	4.42%	200,013	4,052	4.44%
Fed funds and other interest-earning	10,052	13	0.26%	6,515	7	0.22%
Total interest-earning assets	950,969	26,786	5.80%	992,360	28,162	5.80%
Noninterest-earning assets	51,114			69,670
Total Assets	$1,002,083			$1,062,030

Interest-bearing liabilities
Interest-bearing NOW	$107,079	1,425	2.68%	$48,352	279	1.16%
Money market and savings	131,806	800	1.22%	136,292	970	1.44%
Time deposits	416,306	6,353	3.08%	458,374	9,063	3.99%
Short-term borrowings	47,221	330	1.41%	112,280	969	1.74%
Long-term debt	149,229	2,879	3.84%	121,797	2,381	3.89%
Total interest-bearing liabilities	851,641	11,787	2.79%	877,095	13,662	3.14%
Non-interest bearing deposits	56,404			61,316
Other liabilities	3,845			3,002
Total Liabilities	911,890			941,413
Stockholders' Equity	90,193			120,617
Total Liabilities & Stockholders' Equity	$1,002,083			$1,062,030

Net interest income		$14,999			$14,500
Interest rate spread			3.01%			2.66%
Net interest-margin			3.30%			3.03%

Percentage of average interest-earning assets
to average interest-bearing liabilities			111.66%			113.14%